Exhibit 99.1

APTEVO THERAPEUTICS REPORTS 1Q25 FINANCIAL RESULTS AND

PROVIDES AN UPDATE ON MIPLETAMIG

9 of 10 frontline AML patients achieve remission with mipletamig + standard of care across two trials

Mipletamig triplet combination continues to outperform standard doublet benchmark

No cytokine release syndrome observed in the ongoing RAINIER trial: favorable safety profile supports role in frontline AML

Cohort 2 enrollment is complete, and Cohort 3 is now enrolling

SEATTLE, WA – May 15, 2025 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology Company focused on developing novel immune-oncology therapeutics based on its proprietary ADAPTIR® and ADAPTIR-FLEX® platform technologies, today reported financial results for the quarter ended March 31, 2025, and provided an update on the ongoing mipletamig clinical trial.

Business Update

“The latest outcomes from the RAINIER trial—remissions that were achieved rapidly and with no reported cytokine release syndrome—underscore the strength of our approach and the potential of mipletamig to redefine frontline AML treatment. With each milestone, we are not only validating the safety and efficacy of our drug, but moving closer to changing the standard of care for patients who have long had limited options. We remain focused on advancing the trial and look forward to sharing further clinical updates in the months ahead. This is more than progress—it’s momentum toward a new era in frontline AML care,” said Marvin White, President and CEO of Aptevo.

Mipletamig Data Highlights

Enrollment continues in the RAINIER dose optimization trial. This is a Phase 1b/2 study evaluating mipletamig in combination with venetoclax and azacitidine, the standard of care for frontline acute myeloid leukemia (AML) patients who are unfit to receive intensive high dose chemotherapy. Cohort 2 enrollment is now complete, and Cohort 3 is now open and enrolling.

Mipletamig has been evaluated in almost 100 patients across three clinical studies, thus far, in both combination and monotherapy settings. Outcomes have consistently demonstrated a growing body of evidence that supports its potential role in the treatment of frontline AML.

Data Highlights include:

Efficacy Results Reported on March 20, 2025

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Data from Six frontline AML patients has been reported in the ongoing RAINIER Phase 1b/2 trial evaluating mipletamig in combination with venetoclax and azacitidine. Of these, five of six (5/6) patients have achieved remission within 30 days of being dosed
•
One patient progressed after the first cycle and passed away due to reasons unrelated to the study drug
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These results build on data from a prior expansion study, in which four additional frontline patients treated with the same triplet combination also achieved remission*
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In total, 9 of 10 (90%) frontline patients across two trials have achieved remission with mipletamig in combination with standard of care therapy

Safety

Mipletamig continues to demonstrate a highly favorable safety profile, particularly with respect to cytokine release syndrome (CRS)—a common and often dose-limiting side effect seen in other T-cell engagers and bispecific antibodies.

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No CRS has been observed in the ongoing RAINIER trial to date
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This favorable profile is consistent with earlier trials, where CRS was generally minimal and manageable
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The company attributes this safety profile, a key differentiator, to the engineered CD3 binding domain (CRIS-7) and its ADAPTIR® format, which are designed to reduce cytokine release without compromising T-cell activation or anti-leukemic activity

Additional Data

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RAINIER Cohort 1 data (included in the total patient outcomes above) in which 100% of patients achieved remission within the first 30 days
o
One patient experienced complete remission with minimal residual disease (MRD)-negative status (100% elimination of cancer cells)
o
MRD-negative status is a critical outcome indicating that even the most sensitive diagnostic methods detect no remaining cancer cells. This result is strongly associated with longer-lasting remissions and improved survival rates
•
Phase 1b dose expansion combination therapy (included in the total patient outcomes above) trial in which 100% of frontline patients achieved remission
•
Phase 1a dose escalation monotherapy trial in which 36% of evaluable patients who failed prior regimens experienced substantial leukemic blast reduction to a clinically meaningful degree compared to baseline (range of 17% to 88% reduction), providing evidence of the pharmacodynamic effect of the drug – and efficacy contribution to the triplet combination

*Remission = complete remission (CR) and, complete remission with blood markers that have not yet recovered CRi.

The Company anticipates providing multiple data readouts in 2025 and to present results at the American Society of Hematology meeting in the fourth quarter.

About Mipletamig

Mipletamig, a differentiated by design CD123xCD3 bispecific antibody built on Aptevo’s ADAPTIR platform and driven by a unique CRIS-7-derived CD3 binding domain, is being investigated as frontline therapy in combination with venetoclax and azacitidine, the current standard of care for AML patients who are unfit for intensive chemotherapy. These latest results further reinforce mipletamig's potential as a transformative treatment, supported by impressive efficacy, safety, and tolerability data from two prior clinical trials involving almost 100 patients.

2025 Summary Financial Results

Cash Position: Aptevo had cash and cash equivalents as of March 31, 2025, totaling $2.1 million. This excludes approximately $4.9 million raised by the Company in April and May 2025 through direct offerings and use of the Company’s ATM facility.

Research and Development Expenses: Research and development expenses decreased by $0.2 million, from $3.8 million for the three months ended March 31, 2024, to $3.6 million for the three months ended March 31, 2025. The decrease was primarily due to lower preclinical and ALG.APV-527 spending due to escalation phase ramping down and was offset by higher mipletamig trial costs from clinical trial patient enrollment.

General and Administrative Expenses: General and administrative expenses decreased by $0.6 million, from $3.2 million for the three months ended March 31, 2024, to $2.6 million for the three months ended March 31, 2025. The decrease is primarily due to lower stock-based compensation costs.

Other Income, Net: Other income, net consists primarily of interest income from our cash equivalents and short-term rental income. Other income, net was $0.1 million for the three months ended March 31, 2025, and 2024.

Net Income (Loss): Aptevo had a net loss of $6.3 million or $4.35 per share for the three months ended March 31, 2025, compared to a net loss of $6.8 million or $368.21 per share for the corresponding period in 2024.

Aptevo Therapeutics Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$2,139	$8,714
Prepaid expenses	1,348	1,689
Other current assets	120	256
Total current assets	3,607	10,659
Property and equipment, net	482	543
Operating lease right-of-use asset	4,253	4,389
Total assets	$8,342	$15,591
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$3,789	$3,053
Accrued compensation	472	1,856
Other current liabilities	1,132	1,298
Total current liabilities	5,393	6,207
Operating lease liability	4,422	4,629
Total liabilities	9,815	10,836

Stockholders' (deficit) equity:
Preferred stock: $0.001 par value; 15,000,000 shares authorized, zero shares issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; 1,458,504 and 1,458,443 shares issued and outstanding at March 31, 2025, and December 31, 2024, respectively	84	84
Additional paid-in capital	252,428	252,248
Accumulated deficit	(253,985)	(247,577)
Total stockholders' (deficit) equity	(1,473)	4,755
Total liabilities and stockholders' (deficit) equity	$8,342	$15,591

Aptevo Therapeutics Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2025	2024
Operating expenses:
Research and development	$(3,633)	$(3,752)
General and administrative	(2,847)	(3,231)
Loss from operations	(6,480)	(6,983)
Other income:
Other income from continuing operations, net	72	149
Net loss	$(6,408)	$(6,834)

Basic and diluted net loss per share:	$(4.39)	$(368.21)

Shares used in calculation:	1,458,458	18,560

About Aptevo Therapeutics

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology Company focused on developing novel bispecific immunotherapies for the treatment of cancer. The Company has two clinical candidates. Mipletamig is currently being evaluated in RAINIER, a two-part Phase 1b/2 trial for the treatment of frontline acute myeloid leukemia in combination with standard-of-care venetoclax + azacitidine. Mipletamig has received orphan drug designation ("orphan status") for AML according to the Orphan Drug Act. ALG.APV-527, a bispecific conditional 4-1BB agonist, only active upon simultaneous binding to 4-1BB and 5T4, is being co-developed with Alligator Bioscience and is being evaluated in a Phase 1 clinical trial for the treatment of multiple solid tumor types likely to express 5T4. The Company has three pre-clinical candidates with different mechanisms of action designed to target a range of solid tumors. All pipeline candidates were created from two proprietary platforms, ADAPTIR and ADAPTIR-FLEX. The Aptevo mission is to improve treatment outcomes and transform the lives of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, statements related to the progress of Aptevo’s clinical programs, including statements related to anticipated clinical and regulatory milestones, whether further study of mipletamig in a Phase 1b dose optimization trial focusing on multiple doses of mipletamig in combination with venetoclax + azacitidine on a targeted patient population will continue to show remissions, whether Aptevo’s final trial results will vary from its earlier assessment, whether Aptevo’s strategy will translate into an improved overall survival in AML, especially among patient subgroups with poor prognosis, whether further study of ALG.APV-527 across multiple tumor types will continue to show clinical benefit, the possibility and timing of interim data readouts for ALG.APV-527, statements related to Aptevo’s cash position and balance sheet, statements related to Aptevo’s ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, and any other statements containing the words “may,” “continue to,” “believes,” “knows,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary or interim data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of mipletamig, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises such as the coronavirus (referred to as COVID-19), geopolitical risks, including the current war between Russia and Ukraine and the war between Israel and Hamas, and macroeconomic conditions such as economic uncertainty, rising inflation and interest rates, continued market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

CONTACT:
Miriam Weber Miller

Head, Investor Relations & Corporate Communications

Aptevo Therapeutics

Email: IR@apvo.com or Millerm@apvo.com

Phone: 206-859-6628